Exhibit 5.4

Suite 900 Purdy’s Wharf Tower One 1959 Upper Water Street Halifax, NS Canada B3J 3N2	Correspondence: P.O. Box 997 Halifax, NS Canada B3J 2X2	Telephone: 902.420.3200 Fax: 902.420.1417 halifax@smss.com www.smss.com	Charles S. Reagh Direct Dial: 902.420.333 Direct Fax: 902.496.6173 csr@smss.com

File Reference: SM002210-42

July 2, 2009

Teck Resources Limited

550 Burrard Street, Suite 3300

Vancouver, BC V6C 0B3

Lang Michener LLP

181 Bay Street, Suite 2500

Toronto, ON M5J 2T7

Ladies and Gentlemen:

We render this opinion as local counsel in the Province of Nova Scotia (the “Province”) to Teck Nova Scotia Company (“Teck Nova Scotia”), an unlimited company incorporated under the laws of the Province, in connection with the Registration Statement on Form F-4 (the “Registration Statement”) of Teck Resources Limited (the “Issuer”), a corporation incorporated under the federal laws of Canada, Teck Nova Scotia and the other co-registrants named therein, to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about July 2, 2009 under the United States Securities Act of 1933, as amended (the “Act”), relating to the offering and issuance of US$1,315,000,000 aggregate principal amount of the Issuer’s 9.75% Senior Secured Notes due 2014 (the “2014 Exchange Notes”), US$1,060,000,000 aggregate principal amount of the Issuer’s 10.25% Senior Secured Notes due 2016 (the “2016 Exchange Notes”) and US$1,850,000,000 aggregate principal amount of the Issuer’s 10.75% Senior Secured Notes due 2019 (the “2019 Exchange Notes” and, together with the 2014 Exchange Notes and the 2016 Exchange Notes, the “Exchange Notes”). The Exchange Notes are guaranteed by Teck Nova Scotia and certain other subsidiaries of the Issuer including Teck Resources Mining Partnership (the “Partnership”), a partnership of which Teck Nova Scotia is a partner (collectively, the “Guarantors”) and are being issued pursuant to the provisions of an indenture dated as of May 8, 2009 and supplemented as of June 25, 2009 among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Indenture”).

To enable us to render the opinion set forth below, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates as we considered necessary or appropriate for enabling us to express the opinions set forth below including, without limitation:

(a)	the Indenture, including the forms of Exchange Notes attached as exhibits to the Indenture;

(b)	the Registration Rights Agreement dated May 8, 2009 among the Issuer, the Guarantors and the Initial Purchasers (as defined therein), pursuant to which the Issuer and the Guarantors will agree to file one or more registration statements with the Commission to allow the holders of notes issued on May 8, 2009 under the Indenture to exchange such notes for registered Exchange Notes (the “Registration Rights Agreement”);

(c)	a Guarantee dated May 8, 2009 signed by each of the Guarantors with respect to the 2014 Exchange Notes, a Guarantee dated May 8, 2009 signed by each of the Guarantors with respect to the 2016 Exchange Notes and a Guarantee dated May 8, 2009 signed by each of the Guarantors with respect to the 2019 Exchange Notes (collectively, the “Guarantees” and, collectively with the Indenture and the Registration Rights Agreement, the “Documents”);

(d)	the Registration Statement, without the exhibits referenced therein as attached thereto;

(e)	a certificate of status (the “Certificate of Status”) pertaining to Teck Nova Scotia issued on behalf of the Registrar of Joint Stock Companies for the Province, dated July 2, 2009;

(f)	the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of Teck Nova Scotia contained in the minute book of Teck Nova Scotia;

(g)	a resolution of the directors of Teck Nova Scotia authorizing, among other things, the execution, delivery and performance of the Documents and the filing of the Registration Statement; and

(h)	a certificate of an officer of Teck Nova Scotia dated the date hereof (the “Officer’s Certificate”).

As a basis for our opinions expressed below, we have assumed the completeness, truth, currency and accuracy of all facts in official public records, indices, registers and filing systems and certificates and other documents supplied by public officials, including, without limitation, the Certificate of Status and that all facts addressed and statements made in certificates supplied to us by an officer of Teck Nova Scotia, including the Officer’s Certificate, are complete, true and accurate as of, and at all material times prior to, the date of this letter. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In stating our opinions below, we have also assumed:

(a)	the legal capacity of all individuals;

(b)	the currency and accuracy of the indices and records maintained at the public offices where we have conducted searches or made inquiries or caused searches or inquiries to be made; and

(c)	that each of the Documents has been physically delivered by Teck Nova Scotia to the other parties thereto, or their respective agents, and has been properly delivered under all relevant laws other than those of the Province and was not delivered subject to any condition or escrow which has not been satisfied.

Our opinions herein reflect only the application of applicable laws of the Province including the federal laws of Canada applicable therein. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or affect of any laws, decisions, rules or regulations of any other jurisdiction, court or administrative agency. We express no opinion as to the securities laws of the Province.

Based on the foregoing, we are of the opinion that:

1.	Teck Nova Scotia is an unlimited company duly incorporated, validly existing and in good standing as to the payment of annual fees and annual taxes under the laws of the Province, and has full corporate power and capacity, including the corporate power and capacity of the corporation as a partner of the Partnership, to execute, deliver and perform its obligations under the Documents and to execute and file the Registration Statement.

2.	Teck Nova Scotia has the corporate power and capacity to conduct its business as described in the Registration Statement, including, without limitation, the business described in the Registration Statement in which Teck Nova Scotia is engaged as a partner of the Partnership.

3.	The execution and delivery of the Documents by Teck Nova Scotia, and the performance of its obligations thereunder, and the execution and filing of the Registration Statement have been duly authorized by all requisite corporate action on the part of Teck Nova Scotia.

4.	Each of the Documents has been, to the extent the execution and delivery thereof are matters governed by the laws of the Province or the federal laws of Canada applicable therein, executed and delivered by Teck Nova Scotia.

5.	The Registration Statement has been, to the extent the execution thereof is a matter governed by the laws of the Province or the federal laws of Canada applicable therein, duly executed by Teck Nova Scotia.

6.	The execution and delivery of the Documents and the performance of its obligations thereunder and the execution and filing of the Registration Statement do not violate the memorandum of association or articles of association of Teck Nova Scotia or result in the violation of any law of the Province.

7.	No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority having jurisdiction in the Province of Nova Scotia is required under the laws of general application of the Province of Nova Scotia for the execution, delivery and performance by Teck Nova Scotia of the Documents, or for the execution and filing of the Registration Statement, or for compliance by Teck Nova Scotia with the terms of the Documents, or for the consummation by Teck Nova Scotia of the transactions contemplated by the Documents or the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name in the Registration Statement including under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We further consent to the use of and reliance on this opinion by the Company’s counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Lang Michener LLP for issuance of their opinion letters in connection with the transactions contemplated by the Documents.

Very truly yours,

/s/ Stewart McKelvey